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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      DATE OF REPORT (Date of earliest event reported): OCTOBER 20, 2003

                     SOUTHWEST BANCORPORATION OF TEXAS, INC.
               (Exact name of registrant as specified in charter)

         TEXAS                       000-22007                   76-0519693
(State of Incorporation)        (Commission File No.)        (I.R.S. Employer
                                                             Identification No.)

        4400 POST OAK PARKWAY
            HOUSTON, TEXAS                                         77027
(Address of Principal Executive Offices)                         (Zip Code)

                                 (713) 235-8800
              (Registrant's Telephone Number, Including Area Code)

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ITEM 7 (c).  EXHIBITS.

Exhibit 99.1 Press Release dated October 20, 2003.

ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 20, 2003, Southwest Bancorporation of Texas, Inc. issued a press release reporting its earnings results for the third quarter. The press release is attached hereto as Exhibit 99.1. In addition to results determined in accordance with generally accepted accounting principles ("GAAP"), the press release also contains net income, diluted earnings per share, return on average assets, return on average common shareholders' equity, and total noninterest expenses adjusted for the impact of merger-related expenses and total noninterest income adjusted for the impact of valuation adjustment on mortgage servicing rights and gain on sales of securities, net, that are considered non-GAAP financial measures as defined under Securities Exchange Commission ("SEC") rules. Management believes that these adjustments should enhance the investors' understanding of the Company's core or ongoing business operations. However, these measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with generally accepted accounting principles as more fully discussed in our financial statements and filings with the SEC. The non-GAAP measures listed above have been reconciled to the nearest GAAP measures as is required under SEC rules regarding the use of non-GAAP financial measures.


The foregoing description is qualified by reference to such exhibit.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SOUTHWEST BANCORPORATION OF TEXAS, INC.

Dated: October 20, 2003               By: /s/ LAURENCE L. LEHMAN III
                                          ----------------------------------
                                          Laurence L. Lehman III
                                          Controller

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                                INDEX TO EXHIBITS

Exhibit                              Description
-------                -------------------------------------
   99.1                Press Release dated October 20, 2003.

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